Exhibit 99.3

CONSOLIDATED BALANCE SHEETS OF LIBERTY PROPERTY TRUST

(Unaudited and in thousands, except share and unit amounts)

	September 30, 2019	December 31, 2018
ASSETS
Real estate:
Land and land improvements	$1,393,474	$1,236,514
Building and improvements	4,785,171	4,397,049
Less accumulated depreciation	(1,040,249)	(941,299)
Operating real estate	5,138,396	4,692,264
Development in progress	323,790	462,572
Land held for development	303,440	296,244
Net real estate	5,765,626	5,451,080
Cash and cash equivalents	514,882	84,923
Restricted cash	14,006	10,899
Accounts receivable	16,975	14,109
Deferred rent receivable	124,509	111,372
Deferred financing and leasing costs, net of accumulated amortization (September 30, 2019, $192,325; December 31, 2018, $165,553)	162,235	157,823
Investments in and advances to unconsolidated joint ventures	347,880	350,981
Assets held for sale	226,504	502,207
Right of use asset	17,664	—
Prepaid expenses and other assets	148,451	251,000
Total assets	$7,338,732	$6,934,394
LIABILITIES
Mortgage loans, net	$297,326	$395,202
Unsecured notes, net	2,633,941	2,285,698
Credit facilities	100,000	411,846
Accounts payable	54,953	62,943
Accrued interest	36,530	22,309
Dividend and distributions payable	65,921	60,560
Lease liabilities	18,379	—
Other liabilities	204,963	270,396
Liabilities held for sale	15,939	21,131
Total liabilities	3,427,952	3,530,085
Noncontrolling interest - operating partnership - 213,483 and 301,483 preferred units outstanding as of September 30, 2019 and December 31, 2018, respectively	5,337	7,537
EQUITY
Liberty Property Trust shareholders’ equity
Common shares of beneficial interest, $.001 par value, 283,987,000 shares authorized; 157,755,598 and 147,899,354 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	158	148
Additional paid-in capital	4,145,822	3,691,778
Accumulated other comprehensive loss	(64,496)	(55,243)
Distributions in excess of net income	(238,629)	(306,822)
Total Liberty Property Trust shareholders’ equity	3,842,855	3,329,861
Noncontrolling interest – operating partnership - 3,494,049 and 3,520,205 common units outstanding as of September 30, 2019 and December 31, 2018, respectively	62,308	61,471
Noncontrolling interest – consolidated joint ventures	280	5,440
Total equity	3,905,443	3,396,772
Total liabilities, noncontrolling interest - operating partnership and equity	$7,338,732	$6,934,394

See accompanying notes.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME OF LIBERTY PROPERTY TRUST

(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2019	September 30, 2018
REVENUE
Rental revenue	$162,912	$148,330
Development service fee income	257	12,956
Total revenue	163,169	161,286
EXPENSES
Rental property	12,012	12,871
Real estate taxes	23,001	22,693
General and administrative	10,186	9,807
Leasing expense	3,082	2,610
Other operating expense	3,166	3,169
Interest expense	25,791	23,133
Depreciation and amortization	43,972	41,004
Development service fee expense	168	12,924
Total expenses	121,378	128,211

Interest and other income	2,630	3,474
Gain on property dispositions	15,168	2,002
Equity in earnings of unconsolidated joint ventures	1,776	6,766
Income from continuing operations before income taxes	61,365	45,317
Income taxes	(878)	(444)
Income from continuing operations	60,487	44,873
Discontinued operations (including gain on asset sales, net of impairments, of $37.2 million and $94.9 million for the three months ended September 30, 2019 and 2018, respectively)	42,189	109,198
Net income	102,676	154,071
Noncontrolling interest – operating partnership	(2,309)	(3,696)
Noncontrolling interest – consolidated joint ventures	(3)	(232)
Net income available to common shareholders	$100,364	$150,143

Net income	$102,676	$154,071
Other comprehensive loss - foreign currency translation	(7,056)	(3,015)
Other comprehensive income - derivative instruments	83	6
Other comprehensive loss	(6,973)	(3,009)
Total comprehensive income	95,703	151,062
Less: comprehensive income attributable to noncontrolling interest	(2,463)	(3,858)
Comprehensive income attributable to common shareholders	$93,240	$147,204
Earnings per common share
Basic:
Income from continuing operations	$0.39	$0.30
Income from discontinued operations	0.28	0.72
Income per common share – basic	$0.67	$1.02
Diluted:
Income from continuing operations	$0.39	$0.29
Income from discontinued operations	0.27	0.72
Income per common share – diluted	$0.66	$1.01
Weighted average number of common shares outstanding
Basic	150,140	147,324
Diluted	150,979	148,271
Amounts attributable to common shareholders
Income from continuing operations	$59,091	$43,713
Discontinued operations	41,273	106,430
Net income available to common shareholders	$100,364	$150,143

See accompanying notes.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME OF LIBERTY PROPERTY TRUST

(Unaudited and in thousands, except per share amounts)

	Nine Months Ended
	September 30, 2019	September 30, 2018
REVENUE
Rental revenue	$479,644	$439,812
Development service fee income	2,099	59,132
Total revenue	481,743	498,944
EXPENSES
Rental property	39,780	39,340
Real estate taxes	68,862	65,988
General and administrative	35,483	32,747
Leasing expense	9,608	8,189
Other operating expense	8,690	7,467
Interest expense	76,644	66,189
Depreciation and amortization	130,402	120,586
Development service fee expense	1,848	120,799
Impairment charges - real estate assets	99	26,000
Total expenses	371,416	487,305

Interest and other income	13,887	8,737
Gain on property dispositions	21,125	54,705
Equity in earnings of unconsolidated joint ventures	10,966	20,958
Income from continuing operations before income taxes	156,305	96,039
Income taxes	(1,449)	(1,884)
Income from continuing operations	154,856	94,155
Discontinued operations (including gain on asset sales, net of impairments and debt extinguishment loss, of $87.4 million and $184.7 million for the nine months ended September 30, 2019 and 2018, respectively)	105,905	224,531
Net income	260,761	318,686
Noncontrolling interest – operating partnership	(6,126)	(7,738)
Noncontrolling interest – consolidated joint ventures	(170)	(1,010)
Net income available to common shareholders	$254,465	$309,938

Net income	$260,761	$318,686
Other comprehensive loss - foreign currency translation	(7,574)	(9,221)
Other comprehensive (loss) income - derivative instruments	(1,887)	493
Other comprehensive loss	(9,461)	(8,728)
Total comprehensive income	251,300	309,958
Less: comprehensive income attributable to noncontrolling interest	(6,390)	(8,545)
Comprehensive income attributable to common shareholders	$244,910	$301,413
Earnings per common share
Basic:
Income from continuing operations	$1.02	$0.62
Income from discontinued operations	0.69	1.48
Income per common share – basic	$1.71	$2.10
Diluted:
Income from continuing operations	$1.01	$0.61
Income from discontinued operations	0.69	1.48
Income per common share – diluted	$1.70	$2.09
Weighted average number of common shares outstanding
Basic	148,532	147,241
Diluted	149,383	148,160
Amounts attributable to common shareholders
Income from continuing operations	$151,150	$91,051
Discontinued operations	103,315	218,887
Net income available to common shareholders	$254,465	$309,938

See accompanying notes.

CONSOLIDATED STATEMENTS OF EQUITY OF LIBERTY PROPERTY TRUST

(Unaudited and in thousands)

	Three Months Ended September 30, 2019
	NUMBER OF COMMON SHARES	COMMON SHARES OF BENEFICIAL INTEREST	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE LOSS	DISTRIBUTIONS IN EXCESS OF NET INCOME	TOTAL LIBERTY PROPERTY TRUST SHAREHOLDERS’ EQUITY	NONCONTROLLING INTEREST - OPERATING PARTNERSHIP	NONCONTROLLING INTEREST - CONSOLIDATED JOINT VENTURES	TOTAL EQUITY	NONCONTROLLING INTEREST - OPERATING PARTNERSHIP (MEZZANINE)
Balance at July 1, 2019	148,258,042	$148	$3,687,085	$(57,674)	$(274,311)	$3,355,248	$61,839	$277	$3,417,364	$5,337
Net proceeds from the issuance of common shares	9,478,556	10	457,108	—	—	457,118	—	—	457,118	—
Net income	—	—	—	—	100,364	100,364	2,226	3	102,593	83
Distributions	—	—	—	—	(64,682)	(64,682)	(1,272)	—	(65,954)	(83)
Share-based compensation net of shares related to tax withholdings	—	—	1,295	—	—	1,295	—	—	1,295	—
Other comprehensive loss - foreign currency translation	—	—	—	(6,903)	—	(6,903)	(153)	—	(7,056)	—
Other comprehensive income - derivative instruments	—	—	—	81	—	81	2	—	83	—
Redemption of noncontrolling interests – common units	19,000	—	334	—	—	334	(334)	—	—	—
Balance at September 30, 2019	157,755,598	$158	$4,145,822	$(64,496)	$(238,629)	$3,842,855	$62,308	$280	$3,905,443	$5,337

	Three Months Ended September 30, 2018
	NUMBER OF COMMON SHARES	COMMON SHARES OF BENEFICIAL INTEREST	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE LOSS	DISTRIBUTIONS IN EXCESS OF NET INCOME	TOTAL LIBERTY PROPERTY TRUST SHAREHOLDERS’ EQUITY	NONCONTROLLING INTEREST - OPERATING PARTNERSHIP	NONCONTROLLING INTEREST - CONSOLIDATED JOINT VENTURES	TOTAL EQUITY	NONCONTROLLING INTEREST - OPERATING PARTNERSHIP (MEZZANINE)
Balance at July 1, 2018	147,796,618	$148	$3,686,505	$(43,383)	$(508,386)	$3,134,884	$56,918	$5,423	$3,197,225	$7,537
Net proceeds from the issuance of common shares	15,703	—	728	—	—	728	—	—	728	—
Net income	—	—	—	—	150,143	150,143	3,578	232	153,953	118
Distributions	—	—	—	—	(59,114)	(59,114)	(1,369)	(228)	(60,711)	(118)
Share-based compensation net of shares related to tax withholdings	—	—	1,398	—	—	1,398	—	—	1,398	—
Other comprehensive loss - foreign currency translation	—	—	—	(2,945)	—	(2,945)	(70)	—	(3,015)	—
Other comprehensive income - derivative instruments	—	—	—	6	—	6	—	—	6	—
Balance at September 30, 2018	147,812,321	$148	$3,688,631	$(46,322)	$(417,357)	$3,225,100	$59,057	$5,427	$3,289,584	$7,537

See accompanying notes.

CONSOLIDATED STATEMENTS OF EQUITY OF LIBERTY PROPERTY TRUST

(Unaudited and in thousands)

	Nine Months Ended September 30, 2019
	NUMBER OF COMMON SHARES	COMMON SHARES OF BENEFICIAL INTEREST	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE LOSS	DISTRIBUTIONS IN EXCESS OF NET INCOME	TOTAL LIBERTY PROPERTY TRUST SHAREHOLDERS’ EQUITY	NONCONTROLLING INTEREST - OPERATING PARTNERSHIP	NONCONTROLLING INTEREST - CONSOLIDATED JOINT VENTURES	TOTAL EQUITY	NONCONTROLLING INTEREST - OPERATING PARTNERSHIP (MEZZANINE)
Balance at January 1, 2019	147,899,354	$148	$3,691,778	$(55,243)	$(306,822)	$3,329,861	$61,471	$5,440	$3,396,772	$7,537
Net proceeds from the issuance of common shares	9,830,088	10	462,107	—	—	462,117	—	—	462,117	—
Net income	—	—	—	—	254,465	254,465	5,875	170	260,510	251
Distributions	—	—	—	—	(186,272)	(186,272)	(4,371)	(167)	(190,810)	(251)
Share-based compensation net of shares related to tax withholdings	—	—	4,828	—	—	4,828	—	—	4,828	—
Other comprehensive loss - foreign currency translation	—	—	—	(7,410)	—	(7,410)	(164)	—	(7,574)	—
Other comprehensive loss - derivative instruments	—	—	—	(1,843)	—	(1,843)	(44)	—	(1,887)	—
Acquisition of noncontrolling interest	—	—	(13,350)	—	—	(13,350)	—	(5,163)	(18,513)	—
Redemption of noncontrolling interests – common units	26,156	—	459	—	—	459	(459)	—	—	—
Redemption of noncontrolling interest - preferred units	—	—	—	—	—	—	—	—	—	(2,200)
Balance at September 30, 2019	157,755,598	$158	$4,145,822	$(64,496)	$(238,629)	$3,842,855	$62,308	$280	$3,905,443	$5,337

	Nine Months Ended September 30, 2018
	NUMBER OF COMMON SHARES	COMMON SHARES OF BENEFICIAL INTEREST	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE LOSS	DISTRIBUTIONS IN EXCESS OF NET INCOME	TOTAL LIBERTY PROPERTY TRUST SHAREHOLDERS’ EQUITY	NONCONTROLLING INTEREST - OPERATING PARTNERSHIP	NONCONTROLLING INTEREST - CONSOLIDATED JOINT VENTURES	TOTAL EQUITY	NONCONTROLLING INTEREST - OPERATING PARTNERSHIP (MEZZANINE)
Balance at January 1, 2018	147,450,691	$147	$3,674,978	$(37,797)	$(549,970)	$3,087,358	$56,159	$4,849	$3,148,366	$7,537
Net proceeds from the issuance of common shares	361,630	1	5,254	—	—	5,255	—	—	5,255	—
Net income	—	—	—	—	309,938	309,938	7,384	1,010	318,332	354
Distributions	—	—	—	—	(177,325)	(177,325)	(4,283)	(432)	(182,040)	(354)
Share-based compensation net of shares related to tax withholdings	—	—	8,399	—	—	8,399	—	—	8,399	—
Other comprehensive loss - foreign currency translation	—	—	—	(9,007)	—	(9,007)	(214)	—	(9,221)	—
Other comprehensive income - derivative instruments	—	—	—	482	—	482	11	—	493	—
Balance at September 30, 2018	147,812,321	$148	$3,688,631	$(46,322)	$(417,357)	$3,225,100	$59,057	$5,427	$3,289,584	$7,537

See accompanying notes.

CONSOLIDATED STATEMENTS OF CASH FLOWS OF LIBERTY PROPERTY TRUST

(Unaudited and in thousands)

	Nine Months Ended
	September 30, 2019	September 30, 2018
OPERATING ACTIVITIES
Net income	$260,761	$318,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132,511	132,276
Amortization of deferred financing costs	3,498	2,876
Expensed pursuit costs	864	1,675
Impairment charges - real estate assets	21,581	26,000
Loss on debt extinguishment	7,618	—
Equity in earnings of unconsolidated joint ventures	(10,966)	(20,958)
Distributions from unconsolidated joint ventures	1,500	—
Gain on property dispositions	(137,577)	(239,394)
Share-based compensation	12,405	12,310
Development service fee accrual	—	61,705
Other	(8,875)	(3,612)
Changes in operating assets and liabilities:
Accounts receivable	(3,069)	(1,543)
Deferred rent receivable	(14,366)	(14,782)
Prepaid expenses and other assets	2,102	29,981
Accounts payable	(4,729)	(6,435)
Accrued interest	14,221	13,695
Other liabilities	(50,874)	(16,035)
Net cash provided by operating activities	226,605	296,445
INVESTING ACTIVITIES
Investment in properties – acquisitions	(208,786)	(293,049)
Investment in properties – other	(31,856)	(34,331)
Investments in and advances to unconsolidated joint ventures	(8,567)	(79,036)
Distributions from unconsolidated joint ventures	20,739	30,055
Net proceeds from disposition of properties/land	412,474	574,542
Investment in development in progress	(165,820)	(165,197)
Investment in land held for development	(60,573)	(171,221)
Payment of deferred leasing costs	(25,173)	(18,452)
Release (deposit) of escrows and other	90,660	(128,910)
Net cash provided by (used in) investing activities	23,098	(285,599)
FINANCING ACTIVITIES
Net proceeds from issuance of common shares	462,117	5,255
Share repurchases, including shares related to tax withholdings	(8,847)	(4,638)
Redemption of preferred units	(2,200)	—
Proceeds from unsecured notes	349,097	—
Repayments of mortgage loans including prepayment penalty	(98,467)	(31,954)
Proceeds from credit facility	250,130	1,187,357
Repayments on credit facility	(561,976)	(975,456)
Payment of deferred financing costs	(2,789)	(15)
Acquisition of noncontrolling interests	(18,513)	—
Distribution paid on common shares	(180,735)	(177,210)
Distribution to partners/noncontrolling interests	(4,960)	(5,130)
Net cash provided by (used in) financing activities	182,857	(1,791)
Net increase in cash, cash equivalents and restricted cash	432,560	9,055
Increase (decrease) in cash, cash equivalents and restricted cash related to foreign currency translation	506	(3,599)
Cash, cash equivalents and restricted cash at beginning of period	95,822	25,685
Cash, cash equivalents and restricted cash at end of period	$528,888	$31,141

See accompanying notes.

CONSOLIDATED BALANCE SHEETS OF

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Unaudited and in thousands, except unit amounts)

	September 30, 2019	December 31, 2018
ASSETS
Real estate:
Land and land improvements	$1,393,474	$1,236,514
Building and improvements	4,785,171	4,397,049
Less accumulated depreciation	(1,040,249)	(941,299)
Operating real estate	5,138,396	4,692,264
Development in progress	323,790	462,572
Land held for development	303,440	296,244
Net real estate	5,765,626	5,451,080
Cash and cash equivalents	514,882	84,923
Restricted cash	14,006	10,899
Accounts receivable	16,975	14,109
Deferred rent receivable	124,509	111,372
Deferred financing and leasing costs, net of accumulated amortization (September 30, 2019, $192,325; December 31, 2018, $165,553)	162,235	157,823
Investments in and advances to unconsolidated joint ventures	347,880	350,981
Assets held for sale	226,504	502,207
Right of use asset	17,664	—
Prepaid expenses and other assets	148,451	251,000
Total assets	$7,338,732	$6,934,394
LIABILITIES
Mortgage loans, net	$297,326	$395,202
Unsecured notes, net	2,633,941	2,285,698
Credit facilities	100,000	411,846
Accounts payable	54,953	62,943
Accrued interest	36,530	22,309
Distributions payable	65,921	60,560
Lease liabilities	18,379	—
Other liabilities	204,963	270,396
Liabilities held for sale	15,939	21,131
Total liabilities	3,427,952	3,530,085
Limited partners’ equity - 213,483 and 301,483 preferred units outstanding as of September 30, 2019 and December 31, 2018, respectively	5,337	7,537
OWNERS’ EQUITY
General partner’s equity - 157,755,598 and 147,899,354 common units outstanding as of September 30, 2019 and December 31, 2018, respectively	3,842,855	3,329,861
Limited partners’ equity – 3,494,049 and 3,520,205 common units outstanding as of September 30, 2019 and December 31, 2018, respectively	62,308	61,471
Noncontrolling interest – consolidated joint ventures	280	5,440
Total owners’ equity	3,905,443	3,396,772
Total liabilities, limited partners’ equity and owners’ equity	$7,338,732	$6,934,394

See accompanying notes.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME OF

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Unaudited and in thousands, except per unit amounts)

	Three Months Ended
	September 30, 2019	September 30, 2018
REVENUE
Rental revenue	$162,912	$148,330
Development service fee income	257	12,956
Total revenue	163,169	161,286
EXPENSES
Rental property	12,012	12,871
Real estate taxes	23,001	22,693
General and administrative	10,186	9,807
Leasing expense	3,082	2,610
Other operating expense	3,166	3,169
Interest expense	25,791	23,133
Depreciation and amortization	43,972	41,004
Development service fee expense	168	12,924
Total expenses	121,378	128,211

Interest and other income	2,630	3,474
Gain on property dispositions	15,168	2,002
Equity in earnings of unconsolidated joint ventures	1,776	6,766
Income from continuing operations before income taxes	61,365	45,317
Income taxes	(878)	(444)
Income from continuing operations	60,487	44,873
Discontinued operations (including gain on asset sales, net of impairments, of $37.2 million and $94.9 million for the three months ended September 30, 2019 and 2018, respectively)	42,189	109,198
Net income	102,676	154,071
Noncontrolling interest – consolidated joint ventures	(3)	(232)
Preferred unit distributions	(83)	(118)
Net income available to common unitholders	$102,590	$153,721
Net income	$102,676	$154,071
Other comprehensive loss - foreign currency translation	(7,056)	(3,015)
Other comprehensive income - derivative instruments	83	6
Other comprehensive loss	(6,973)	(3,009)
Total comprehensive income	$95,703	$151,062
Earnings per common unit
Basic:
Income from continuing operations	$0.39	$0.30
Income from discontinued operations	0.28	0.72
Income per common unit - basic	$0.67	$1.02
Diluted:
Income from continuing operations	$0.39	$0.29
Income from discontinued operations	0.27	0.72
Income per common unit - diluted	$0.66	$1.01
Weighted average number of common units outstanding
Basic	153,646	150,844
Diluted	154,485	151,791
Net income allocated to general partners	$100,364	$150,143
Net income allocated to limited partners	$2,309	$3,696

See accompanying notes.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME OF

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Unaudited and in thousands, except per unit amounts)

	Nine Months Ended
	September 30, 2019	September 30, 2018
REVENUE
Rental revenue	$479,644	$439,812
Development service fee income	2,099	59,132
Total revenue	481,743	498,944
EXPENSES
Rental property	39,780	39,340
Real estate taxes	68,862	65,988
General and administrative	35,483	32,747
Leasing expense	9,608	8,189
Other operating expense	8,690	7,467
Interest expense	76,644	66,189
Depreciation and amortization	130,402	120,586
Development service fee expense	1,848	120,799
Impairment charges - real estate assets	99	26,000
Total expenses	371,416	487,305

Interest and other income	13,887	8,737
Gain on property dispositions	21,125	54,705
Equity in earnings of unconsolidated joint ventures	10,966	20,958
Income from continuing operations before income taxes	156,305	96,039
Income taxes	(1,449)	(1,884)
Income from continuing operations	154,856	94,155
Discontinued operations (including gain on asset sales, net of impairments and debt extinguishment loss, of $87.4 million and $184.7 million for the nine months ended September 30, 2019 and 2018, respectively)	105,905	224,531
Net income	260,761	318,686
Noncontrolling interest – consolidated joint ventures	(170)	(1,010)
Preferred unit distributions	(251)	(354)
Income available to common unitholders	$260,340	$317,322
Net income	$260,761	$318,686
Other comprehensive loss - foreign currency translation	(7,574)	(9,221)
Other comprehensive (loss) income - derivative instruments	(1,887)	493
Other comprehensive loss	(9,461)	(8,728)
Total comprehensive income	$251,300	$309,958
Earnings per common unit
Basic:
Income from continuing operations	$1.02	$0.62
Income from discontinued operations	0.69	1.48
Income per common unit - basic	$1.71	$2.10
Diluted:
Income from continuing operations	$1.01	$0.61
Income from discontinued operations	0.69	1.48
Income per common unit - diluted	$1.70	$2.09
Weighted average number of common units outstanding
Basic	152,045	150,761
Diluted	152,896	151,680
Net income allocated to general partners	$254,465	$309,938
Net income allocated to limited partners	$6,126	$7,738

See accompanying notes.

CONSOLIDATED STATEMENTS OF OWNERS’ EQUITY OF LIBERTY PROPERTY LIMITED

PARTNERSHIP

(Unaudited and in thousands)

	Three Months Ended September 30, 2019
	GENERAL PARTNER'S COMMON UNITS	LIMITED PARTNERS' COMMON UNITS	GENERAL PARTNER’S EQUITY	LIMITED PARTNERS’ EQUITY – COMMON UNITS	NONCONTROLLING INTEREST – CONSOLIDATED JOINT VENTURES	TOTAL OWNERS’ EQUITY	LIMITED PARTNERS' EQUITY - PREFERRED
Balance at July 1, 2019	148,258,042	3,513,049	$3,355,248	$61,839	$277	$3,417,364	$5,337
Contributions from partners	9,478,556	—	458,413	—	—	458,413	—
Distributions to partners	—	—	(64,682)	(1,272)	—	(65,954)	(83)
Other comprehensive loss - foreign currency translation	—	—	(6,903)	(153)	—	(7,056)	—
Other comprehensive income - derivative instruments	—	—	81	2	—	83	—
Net income	—	—	100,364	2,226	3	102,593	83
Redemption of limited partners common units for common shares	19,000	(19,000)	334	(334)	—	—	—
Balance at September 30, 2019	157,755,598	3,494,049	$3,842,855	$62,308	$280	$3,905,443	$5,337

	Three Months Ended September 30, 2018
	GENERAL PARTNER'S COMMON UNITS	LIMITED PARTNERS' COMMON UNITS	GENERAL PARTNER’S EQUITY	LIMITED PARTNERS’ EQUITY – COMMON UNITS	NONCONTROLLING INTEREST – CONSOLIDATED JOINT VENTURES	TOTAL OWNERS’ EQUITY	LIMITED PARTNERS' EQUITY - PREFERRED
Balance at July 1, 2018	147,796,618	3,520,205	$3,134,884	$56,918	$5,423	$3,197,225	$7,537
Contributions from partners	15,703	—	2,126	—	—	2,126	—
Distributions to partners	—	—	(59,114)	(1,369)	(228)	(60,711)	(118)
Other comprehensive loss - foreign currency translation	—	—	(2,945)	(70)	—	(3,015)	—
Other comprehensive income - derivative instruments	—	—	6	—	—	6	—
Net income	—	—	150,143	3,578	232	153,953	118
Balance at September 30, 2018	147,812,321	3,520,205	$3,225,100	$59,057	$5,427	$3,289,584	$7,537

See accompanying notes.

CONSOLIDATED STATEMENTS OF OWNERS’ EQUITY OF LIBERTY PROPERTY LIMITED

PARTNERSHIP

(Unaudited and in thousands)

	Nine Months Ended September 30, 2019
	GENERAL PARTNER'S COMMON UNITS	LIMITED PARTNERS' COMMON UNITS	GENERAL PARTNER’S EQUITY	LIMITED PARTNERS’ EQUITY – COMMON UNITS	NONCONTROLLING INTEREST – CONSOLIDATED JOINT VENTURES	TOTAL OWNERS’ EQUITY	LIMITED PARTNERS' EQUITY - PREFERRED
Balance at January 1, 2019	147,899,354	3,520,205	$3,329,861	$61,471	$5,440	$3,396,772	$7,537
Contributions from partners	9,830,088	—	466,945	—	—	466,945	—
Distributions to partners	—	—	(186,271)	(4,371)	(167)	(190,809)	(251)
Other comprehensive loss - foreign currency translation	—	—	(7,410)	(164)	—	(7,574)	—
Other comprehensive loss - derivative instruments	—	—	(1,843)	(44)	—	(1,887)	—
Net income	—	—	254,464	5,875	170	260,509	251
Redemption of limited partners common units for common shares	26,156	(26,156)	459	(459)	—	—	—
Acquisition of noncontrolling interest	—	—	(13,350)	—	(5,163)	(18,513)	—
Redemption of noncontrolling interest preferred units	—	—	—	—	—	—	(2,200)
Balance at September 30, 2019	157,755,598	3,494,049	$3,842,855	$62,308	$280	$3,905,443	$5,337

	Nine Months Ended September 30, 2018
	GENERAL PARTNER'S COMMON UNITS	LIMITED PARTNERS' COMMON UNITS	GENERAL PARTNER’S EQUITY	LIMITED PARTNERS’ EQUITY – COMMON UNITS	NONCONTROLLING INTEREST – CONSOLIDATED JOINT VENTURES	TOTAL OWNERS’ EQUITY	LIMITED PARTNERS' EQUITY - PREFERRED
Balance at January 1, 2018	147,450,691	3,520,205	$3,087,358	$56,159	$4,849	$3,148,366	$7,537
Contributions from partners	361,630	—	13,654	—	—	13,654	—
Distributions to partners	—	—	(177,325)	(4,283)	(432)	(182,040)	(354)
Other comprehensive loss - foreign currency translation	—	—	(9,007)	(214)	—	(9,221)	—
Other comprehensive income - derivative instruments	—	—	482	11	—	493	—
Net income	—	—	309,938	7,384	1,010	318,332	354
Balance at September 30, 2018	147,812,321	3,520,205	$3,225,100	$59,057	$5,427	$3,289,584	$7,537

See accompanying notes.

CONSOLIDATED STATEMENTS OF CASH FLOWS OF

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Unaudited and in thousands)

	Nine Months Ended
	September 30, 2019	September 30, 2018
OPERATING ACTIVITIES
Net income	$260,761	$318,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132,511	132,276
Amortization of deferred financing costs	3,498	2,876
Expensed pursuit costs	864	1,675
Impairment charges - real estate assets	21,581	26,000
Loss on debt extinguishment	7,618	—
Equity in earnings of unconsolidated joint ventures	(10,966)	(20,958)
Distributions from unconsolidated joint ventures	1,500	—
Gain on property dispositions	(137,577)	(239,394)
Noncash compensation	12,405	12,310
Development service fee accrual	—	61,705
Other	(8,875)	(3,612)
Changes in operating assets and liabilities:
Accounts receivable	(3,069)	(1,543)
Deferred rent receivable	(14,366)	(14,782)
Prepaid expenses and other assets	2,102	29,981
Accounts payable	(4,729)	(6,435)
Accrued interest	14,221	13,695
Other liabilities	(50,874)	(16,035)
Net cash provided by operating activities	226,605	296,445
INVESTING ACTIVITIES
Investment in properties – acquisitions	(208,786)	(293,049)
Investment in properties – other	(31,856)	(34,331)
Investments in and advances to unconsolidated joint ventures	(8,567)	(79,036)
Distributions from unconsolidated joint ventures	20,739	30,055
Net proceeds from disposition of properties/land	412,474	574,542
Investment in development in progress	(165,820)	(165,197)
Investment in land held for development	(60,573)	(171,221)
Payment of deferred leasing costs	(25,173)	(18,452)
Release (deposit) of escrows and other	90,660	(128,910)
Net cash provided by (used in) investing activities	23,098	(285,599)
FINANCING ACTIVITIES
Redemption of preferred units	(2,200)	—
Proceeds from unsecured notes	349,097	—
Repayments of mortgage loans including prepayment penalty	(98,467)	(31,954)
Proceeds from credit facility	250,130	1,187,357
Repayments on credit facility	(561,976)	(975,456)
Payment of deferred financing costs	(2,789)	(15)
Acquisition of noncontrolling interests	(18,513)	—
Capital contributions	462,117	5,255
Distributions to partners/noncontrolling interests	(194,542)	(186,978)
Net cash provided by (used in) financing activities	182,857	(1,791)
Net increase in cash, cash equivalents and restricted cash	432,560	9,055
Increase (decrease) in cash, cash equivalents and restricted cash related to foreign currency translation	506	(3,599)
Cash, cash equivalents and restricted cash at beginning of period	95,822	25,685
Cash, cash equivalents and restricted cash at end of period	$528,888	$31,141

See accompanying notes

Liberty Property Trust and Liberty Property Limited Partnership

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2019

Note 1: Organization and Basis of Presentation

Organization

Liberty Property Trust (the “Trust”) is a self-administered and self-managed Maryland real estate investment trust (a “REIT”). Substantially all of the Trust’s assets are owned directly or indirectly, and substantially all of the Trust’s operations are conducted directly or indirectly, by its subsidiary, Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Operating Partnership” and, together with the Trust and their consolidated subsidiaries, the “Company”). The Trust is the sole general partner and also a limited partner of the Operating Partnership, owning 97.8% of the common equity of the Operating Partnership at September 30, 2019. The Company owns and operates industrial properties in the United States nationally, as well as in the United Kingdom. Prior to the Company's proposed merger with Prologis, Inc. described in Note 17, the Company had intended to divest its remaining office properties (other than its headquarters) over the next few years and focus its efforts and capital solely on its industrial platform. Unless otherwise indicated, the notes to the Consolidated Financial Statements apply to both the Trust and the Operating Partnership. The terms the “Company,” “we,” “our” and “us” mean the Trust and Operating Partnership collectively.

The Operating Partnership is a variable interest entity (“VIE”) of the Trust as the limited partners do not have substantive kick-out or participating rights. The Trust is the primary beneficiary of the Operating Partnership as it has the power to direct the activities of the Operating Partnership and the rights to absorb 97.8% of the net income of the Operating Partnership. The Trust has no significant assets or liabilities other than its investment in the Operating Partnership. As the Operating Partnership is already consolidated in the balance sheets of the Trust, the identification of this entity as a VIE has no impact on the consolidated financial statements of the Trust. In addition, the Company holds a 20% interest in Liberty/Comcast 1701 JFK Boulevard, LP which was determined to be a VIE. The Company determined that it is not the primary beneficiary as the Company and its third party partner share control of the joint venture. The Company's maximum exposure to loss is equal to its equity investment in the joint venture which was $73.9 million and $75.1 million as of September 30, 2019 and December 31, 2018, respectively.

Basis of Presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements and should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance (except revenue in the scope of other accounting standards, including standards related to leasing). Subsequently, the FASB issued supplementary standards providing additional guidance and targeted improvements to ASU 2014-09 (collectively, the “Revenue Standards”). The Revenue Standards provide a unified model to determine how revenue is recognized. In accordance with the Revenue Standards, the Company performs the following steps: (i) identify the contract with the customer, (ii) identify the performance obligations within the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations and (v) recognize revenue when (or as) a performance obligation is satisfied.

Upon adoption of the Revenue Standards, the Company evaluated each of its revenue streams: lease agreement revenue, development service fee revenue, deferred land sale revenue and gain or loss on sale of nonfinancial assets. The Company concluded that there are no revenue streams from its lease agreements that are covered by the Revenue Standards with the possible exception of non-lease components as further discussed below.

The Revenue Standards did not have an impact on the amount and timing of recognizing the Company's development service fee income. The Company recognizes development service fee income on a variable basis as a percentage of costs incurred on third party development contracts. Property development services, which are a single performance obligation, continue to be satisfied and recognized over time. The Company measures its progress toward completing the performance obligations under each arrangement. The measurement of the transfer of value to the customer for these services utilizes the input method (actual costs incurred against anticipated project costs) since this method best depicts the actual transfer of value promised to the customer. Estimated expected losses on such contracts are accrued in the period in which they are determinable. The total amount of consideration to be received from these projects is assessed on a quarterly basis. Based on existing contracts, substantial completion is anticipated during 2020.

The Company recognizes revenues from improving land sites and selling the underlying land on behalf of its development partner to home builders in the United Kingdom. These agreements typically contain a pre-emption clause and a seller's call option. The Company recognizes revenue as the pre-emption period or seller's call option lapses utilizing the output method. There was $4.5 million and $10.4 million in revenue recognized for such contracts during the three and nine months ended September 30, 2019, respectively.

The Revenue Standards did not have an impact on the gain or loss on sale of nonfinancial assets. The Revenue Standards require the Company to derecognize nonfinancial assets once it transfers control of a distinct nonfinancial asset or distinct in-substance nonfinancial asset. Additionally, when the Company transfers its controlling interest in a nonfinancial asset, but retains a noncontrolling ownership interest, the Company is required to measure any noncontrolling interest it receives or retains at fair value. The guidance requires companies to recognize a full gain or loss on the transaction. See Notes 5 and 7 for further discussion of sales of nonfinancial assets during the nine months ended September 30, 2019.

Estimated gross revenue related to the remaining performance obligations under existing contracts (before allocation of related costs and expenses) as of September 30, 2019 that will be recognized as revenue in future periods was approximately $28.1 million, which is expected to be recognized in 2019 through 2022.

Recently Issued Accounting Standards

Leases

In February 2016, the FASB issued Accounting Standard Update 2016-02, Leases (“ASU 2016-02”). Additional guidance and targeted improvements to ASU 2016-02 were made through the issuances of supplementary ASUs in July 2018, December 2018 and March 2019 (collectively, the "New Lease Standard"). The New Lease Standard sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). It requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase of the leased asset by the lessee. This classification will determine whether the lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. The New Lease Standard requires lessors to account for leases using an approach that is substantially equivalent to prior guidance for sales type leases, direct financing leases and operating leases.

The New Lease Standards limit capitalization of certain initial direct costs which were capitalizable under previous lease standards. Such costs, which were expensed during the three and nine months ended September 30, 2019, were $0.1 million and $0.7 million, respectively.

The Company adopted the New Lease Standard on January 1, 2019 and applied it using a modified retrospective approach whereby the cumulative effect of the adoption was recognized on the adoption date and prior periods were not restated. There was no net cumulative effect adjustment to retained earnings as of January 1, 2019 as a result of this adoption.

The following practical expedients available for implementation were elected:

a. whether an expired or existing contract meets the definition of a lease

b. the lease classification at the adoption date for existing or expired leases

c. whether costs previously capitalized as initial direct costs would continue to be amortized

Additionally, the Company has elected the practical expedient not to recognize right of use assets and lease liabilities with a term of one year or less.

The Company's leases met the criteria in the New Lease Standard to not separate non-lease components from the related lease component; therefore, the accounting for these leases remained largely unchanged from the previous standard. The Company has elected to exclude sales and other similar taxes from the measurement of lease revenue and expense and the Company has excluded those costs paid directly by lessees to third parties.

Lessee Disclosure

As of September 30, 2019, the Company had a total of five properties subject to operating ground leases in Florida, New Jersey, Kentucky and the United Kingdom with a weighted average remaining term of 47 years. These leases have remaining terms of 11 to 110 years, expiration dates of June 2030 to June 2129, and renewal options of 25 to 48 years. The Company has included in the lease terms renewal options up to the useful life of the asset constructed on the land. Payments for certain properties are subject to increases at five year intervals based upon the agreed or appraised fair market value of the leased premises on the adjustment date or the Consumer Price Index percentage increase since the base rent date. These future changes in payments are considered variable payments and do not impact the assessment of the asset or liability unless there is a significant event that triggers reassessment, such as an amendment with a change in the terms of the lease. The Company used discount rates in a range of 4.1% to 5.0% for a weighted average discount rate of 4.6%, which was derived from the Company's assessment of credit quality of the Company adjusted to reflect secured borrowing, estimated yield curves and long-term spread adjustments over appropriate tenures. The Company also leases office space from unrelated third-parties. The Company recognized lease expense of $0.5 million and $1.5 million during the three and nine months ended September 30, 2019, respectively, of which $0.5 million and $1.4 million, respectively, was paid in cash. The following schedule indicates the approximate future minimum lease payments for the ground and office leases as of September 30, 2019:

Year	Amount
(in thousands)
2019 (remainder of year)	$373
2020	1,370
2021	1,234
2022	1,136
2023	1,035
Thereafter	40,684
Total minimum payments	$45,832
Imputed interest	(26,941)
Amortization	(512)
Lease liabilities	$18,379
Deferred rent	(715)
Right of use asset	$17,664

As noted above, the Company adopted the New Lease Standard effective January 1, 2019. Since the Company has applied the provisions on a modified retrospective basis, the following represents approximate future minimum lease payments by year as of December 31, 2018, as applicable under ASC 840, Leases, prior to the adoption of the New Lease Standard.

Year	Amount
(in thousands)
2019	$1,512
2020	1,356
2021	1,205
2022	1,082
2023	981
Thereafter	40,799
$46,935

The Company recorded ground lease expense of $1.5 million for the year ended December 31, 2018.

Lessor Disclosures

The Company leases its operating properties to customers under agreements that are classified as operating leases. It manages residual risk through investing in properties that it believes will appreciate in value over time.

Substantially all of the Company's operating leases contain provisions for specified annual increases over the rents of the prior year. Rental income from operating leases is generally recognized on a straight-line basis over the lease term when the Company has determined that the collectibility of substantially all the lease payments is probable. If the Company determines that it is not probable that substantially all of the lease payments will be collected, the Company accounts for the revenue under the lease on a cash basis. Changes in the assessment of probability are accounted for on a cumulative basis as if the lease had always been accounted for based on the current determination of the likelihood of collection potentially resulting in increased volatility of rental revenue. Some of the Company's leases have options to extend, terminate or purchase the facilities, which are considered when determining the lease term. Tenant rights to purchase an underlying asset are typically at prevailing market rates at the time of purchase. The Company does not include in the measurement of lease receivables certain variable payments, including changes in an index, until the specific events that trigger the variable payments have occurred.

Generally operating leases require the tenants to reimburse the Company for property tax and other expenditures that are not considered components of the lease and therefore no consideration is allocated to them as they do not result in the transfer of a good or service to the tenants. The Company has determined that all of its leases qualify for the practical expedient to not separate the lease and non-lease components because (i) the lease components are operating leases and (ii) the timing and pattern of recognition of the non-lease components are the same as the lease components. The Company applies the New Lease Standard to the combined component. Income derived from the Company's leases is recorded in rental revenue in the Company's consolidated statements of comprehensive income. Certain tenants are obligated to pay directly their obligations under their leases for real estate taxes, insurance and certain other expenses. These obligations, which have been assumed by the tenants under the terms of their respective leases, are not reflected in the Company's consolidated financial statements. To the extent any tenant responsible for these obligations under the respective lease defaults on its lease or if it is deemed probable that the tenant will fail to pay for such costs, the Company would record a liability for such obligation.

The following details the rental income and variable lease income for the three and nine months ended September 30, 2019 (in thousands):

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Rental income - operating leases - continuing operations	$127,125	$371,744
Rental income - operating leases - discontinued operations	6,233	25,481
Variable lease income - operating leases - continuing operations	35,787	107,900
Variable lease income - operating leases - discontinued operations	2,265	8,112

The following amounts reflect the estimated contractual rents due to the Company for the remainder of terms of the Company's operating leases as of September 30, 2019:

(in thousands)
Remainder of 2019	$220,242
2020	500,908
2021	452,679
2022	382,294
2023	314,211
2024	259,139
Thereafter	977,267
Total	$3,106,740

Other

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging: Targeted Improvements to Accounting for Hedging Activities ("ASU 2017-12"). ASU 2017-12 is designed to better align a company’s financial reporting for hedging activities with the economic objectives of those activities. The Company adopted ASU 2017-12 on January 1, 2019 and it did not have a material impact on the Company's consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles - Goodwill and Other - Internal-Use Software: Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract ("ASU 2018-15"). ASU 2018-15 amends the definition of a hosting arrangement and requires a customer in a hosting arrangement that is a service contract to capitalize certain implementation costs as if the arrangement was an internal-use software project. ASU 2018-15 is effective for the Company beginning January 1, 2020. The Company does not anticipate the impact of ASU 2018-15 will have a material impact on the consolidated financial statements.

17

Note 2: Income per Common Share of the Trust

The following table sets forth the computation of basic and diluted income per common share of the Trust (in thousands except per share amounts):

	Three Months Ended			Three Months Ended
	September 30, 2019			September 30, 2018
	Income (Numerator)	Weighted Average Shares (Denominator)	Per Share	Income (Numerator)	Weighted Average Shares (Denominator)	Per Share
Income from continuing operations net of noncontrolling interest - basic	$59,091	150,140	$0.39	$43,713	147,324	$0.30
Dilutive shares for long-term compensation plans	—	839		—	947
Income from continuing operations net of noncontrolling interest - diluted	$59,091	150,979	$0.39	$43,713	148,271	$0.29
Discontinued operations net of noncontrolling interests - basic	$41,273	150,140	$0.28	$106,430	147,324	$0.72
Dilutive shares for long-term compensation plans	—	839		—	947
Discontinued operations net of noncontrolling interests - diluted	$41,273	150,979	$0.27	$106,430	148,271	$0.72
Net income available to common shareholders - basic	$100,364	150,140	$0.67	$150,143	147,324	$1.02
Dilutive shares for long-term compensation plans	—	839		—	947
Net income available to common shareholders - diluted	$100,364	150,979	$0.66	$150,143	148,271	$1.01

	Nine Months Ended			Nine Months Ended
	September 30, 2019			September 30, 2018
	Income (Numerator)	Weighted Average Shares (Denominator)	Per Share	Income (Numerator)	Weighted Average Shares (Denominator)	Per Share
Income from continuing operations net of noncontrolling interest - basic	$151,150	148,532	$1.02	$91,051	147,241	$0.62
Dilutive shares for long-term compensation plans	—	851		—	919
Income from continuing operations net of noncontrolling interest - diluted	$151,150	149,383	$1.01	$91,051	148,160	$0.61
Discontinued operations net of noncontrolling interests - basic	$103,315	148,532	$0.69	$218,887	147,241	$1.48
Dilutive shares for long-term compensation plans	—	851		—	919
Discontinued operations net of noncontrolling interests - diluted	$103,315	149,383	$0.69	$218,887	148,160	$1.48
Net income available to common shareholders - basic	$254,465	148,532	$1.71	$309,938	147,241	$2.10
Dilutive shares for long-term compensation plans	—	851		—	919
Net income available to common shareholders - diluted	$254,465	149,383	$1.70	$309,938	148,160	$2.09

Dilutive shares for long-term compensation plans represent the unvested common shares outstanding during the periods as well as the dilutive effect of outstanding options. There were no anti-dilutive options excluded from the computation of diluted income per common share for the three and nine months ended September 30, 2019 or 2018.

During the three and nine months ended September 30, 2019, 251,000 and 374,000 common shares, respectively, were issued upon the exercise of options. During the year ended December 31, 2018, 151,000 common shares were issued upon the exercise of options.

Equity Offering

In September 2019, the Company completed the sale of 9.2 million common shares, at a price of $50.50 per share, for net proceeds of $447.9 million. The net proceeds from this issuance were used to fund the early redemption on October 12, 2019 of the Operating Partnership's $350 million 4.75% senior notes due October 2020, repay outstanding balances on the Company's revolving credit facilities and for general corporate purposes. In conjunction with such early redemption, the Company incurred charges of approximately $9.0 million.

Share Repurchase

The Company’s Board of Trustees had authorized a share repurchase plan under which the Company may purchase up to $250 million of the Company’s outstanding common shares through September 28, 2019. Purchases made pursuant to the program may be made in either the open market or in privately negotiated transactions from time to time as permitted by securities laws and other legal requirements. There were no purchases under the plan during the three and nine months ended September 30, 2019 or for the year ended December 31, 2018.

Note 3: Income per Common Unit of the Operating Partnership

The following table sets forth the computation of basic and diluted income per common unit of the Operating Partnership (in thousands, except per unit amounts):

	Three Months Ended			Three Months Ended
	September 30, 2019			September 30, 2018
	Income (Numerator)	Weighted Average Units (Denominator)	Per Unit	Income (Numerator)	Weighted Average Units (Denominator)	Per Unit
Income from continuing operations - net of noncontrolling interest - consolidated joint ventures	$60,484			$44,865
Less: Preferred unit distributions	(83)			(118)
Income from continuing operations available to common unitholders - basic	$60,401	153,646	$0.39	$44,747	150,844	$0.30
Dilutive units for long-term compensation plans	—	839		—	947
Income from continuing operations available to common unitholders - diluted	$60,401	154,485	$0.39	$44,747	151,791	$0.29
Income from discontinued operations net of noncontrolling interest consolidated joint venture - basic	$42,189	153,646	$0.28	$108,974	150,844	$0.72
Dilutive units for long-term compensation plans	—	839		—	947
Income from discontinued operations net of noncontrolling interest consolidated joint venture - basic	$42,189	154,485	$0.27	$108,974	151,791	$0.72
Income available to common unitholders - basic	$102,590	153,646	$0.67	$153,721	150,844	$1.02
Dilutive units for long-term compensation plans	—	839		—	947
Income available to common unitholders - diluted	$102,590	154,485	$0.66	$153,721	151,791	$1.01

	Nine Months Ended			Nine Months Ended
	September 30, 2019			September 30, 2018
	Income (Numerator)	Weighted Average Units (Denominator)	Per Unit	Income (Numerator)	Weighted Average Units (Denominator)	Per Unit
Net income - net of noncontrolling interest - consolidated joint ventures	$154,872			$93,557
Less: Preferred unit distributions	(251)			(354)
Income from continuing operations available to common unitholders - basic	154,621	152,045	$1.02	93,203	150,761	$0.62
Dilutive units for long-term compensation plans	—	851		—	919
Income from continuing operations available to common unitholders - diluted	$154,621	152,896	$1.01	$93,203	151,680	$0.61
Income from discontinued operations net of noncontrolling interest consolidated joint venture - basic	$105,719	152,045	$0.69	$224,119	150,761	$1.48
Dilutive units for long-term compensation plans	—	851		—	919
Income from discontinued operations net of noncontrolling interest consolidated joint venture - basic	$105,719	152,896	$0.69	$224,119	151,680	$1.48
Net income available to common unitholders - basic	$260,340	152,045	$1.71	$317,322	150,761	$2.10
Dilutive units for long-term compensation plans	—	851		—	919
Net income available to common unitholders - diluted	$260,340	152,896	$1.70	$317,322	151,680	$2.09

Dilutive units for long-term compensation plans represent the unvested common units outstanding during the periods as well as the dilutive effect of outstanding options. There were no anti-dilutive options excluded from the computation of diluted income per common unit for the three and nine months ended September 30, 2019 or 2018.

During the three and nine months ended September 30, 2019, 251,000 and 374,000 common units, respectively, were issued upon exercise of options. During the year ended December 31, 2018, 151,000 common units were issued upon the exercise of options.

Equity Offering

In September 2019, the Company completed the sale of 9.2 million common units, at a price of $50.50 per share, for net proceeds of $447.9 million. The net proceeds from this issuance were used to fund the early redemption on October 12, 2019 of the Operating Partnership's $350 million 4.75% senior notes due October 2020, repay outstanding balances on the Company's revolving credit facilities and for general corporate purposes. In conjunction with such early redemption, the Company incurred charges of approximately $9.0 million.

Unit Repurchase

The Company’s Board of Trustees had authorized a share repurchase plan under which the Company may purchase up to $250 million of the Company’s outstanding common units through September 28, 2019. Purchases made pursuant to the program may be made in either the open market or in privately negotiated transactions from time to time as permitted by securities laws and other legal requirements. There were no purchases under the plan during the three and nine months ended September 30, 2019 or for the year ended December 31, 2018.

Note 4: Accumulated Other Comprehensive Loss

The following table sets forth the components of Accumulated Other Comprehensive Loss (in thousands):

	As of and for the nine months ended September 30,
	2019	2018
Foreign Currency Translation:
Beginning balance	$(52,862)	$(38,701)
Translation adjustment	(7,574)	(9,221)
Ending balance	(60,436)	(47,922)

Derivative Instruments:
Beginning balance	(3,550)	150
Unrealized gain	(1,820)	620
Reclassification adjustment (1)	(67)	(127)
Ending balance	(5,437)	643
Total accumulated other comprehensive loss	(65,873)	(47,279)
Less: portion included in noncontrolling interest – operating partnership	1,377	957
Total accumulated other comprehensive loss included in shareholders' equity/owners' equity	$(64,496)	$(46,322)

(1)	Amounts reclassified out of Accumulated Other Comprehensive Loss/General & Limited Partner's Equity into contractual interest expense.

Note 5: Real Estate

Information on the Operating Properties and land parcels the Company acquired during the three months and nine months ended September 30, 2019 is as follows:

	Three Months Ended September 30, 2019				Nine Months Ended September 30, 2019
	Number of Buildings	Acres of Developable Land	Leaseable Square Feet	Purchase Price (in thousands)	Number of Buildings	Acres of Developable Land	Leaseable Square Feet	Purchase Price (in thousands)
Chicago/Minneapolis	—	23.5	—	$13,200	—	23.5	—	$13,200
Dallas	—	—	—	—	2	—	509,733	44,400
Southern California	1	—	203,280	55,500	2	—	492,963	86,785
United Kingdom	—	—	—	—	—	25.0	—	2,658
Other:
Atlanta	—	—	—	—	—	154.7	—	5,000
New Jersey	—	—	—	—	3	—	488,254	78,275
	1	23.5	203,280	$68,700	7	203.2	1,490,950	$230,318

In the nine months ended September 30, 2019, the Company purchased the noncontrolling interest of three consolidated joint ventures in the following reportable segments: four buildings in Philadelphia, one building in New Jersey, one building in Dallas and one building in Southern California as well as 21.7 acres of land in Arizona, for $18.5 million.

Information on the Operating Properties and land parcels the Company sold during the three and nine months ended September 30, 2019 is as follows:

	Three Months Ended September 30, 2019				Nine Months Ended September 30, 2019
	Number of Buildings	Acres of Developable Land	Leaseable Square Feet	Gross Proceeds (in thousands)	Number of Buildings	Acres of Developable Land	Leaseable Square Feet	Gross Proceeds (in thousands)
Carolinas/Richmond	1	—	136,000	$14,100	1	—	136,000	$14,100
Chicago/Minneapolis	—	—	—	—	—	11.3	—	2,865
Florida	—	—	—	—	3	—	150,751	23,400
Houston	—	7.6	—	1,700	—	11.6	—	3,205
Philadelphia	2	—	156,411	60,650	3	—	309,653	159,900
Other:
Arizona	—	—	—	—	—	8.8	—	11,500
New Jersey (1)	—	67.6	—	4,070	—	68.4	—	8,070
DC Metro	1	—	290,762	92,500	2	—	437,234	154,250
Southeastern PA	2	—	180,151	30,000	5	18.0	254,331	40,200
	6	75.2	763,324	$203,020	14	118.1	1,287,969	$417,490

(1)	Includes land that the Company sold for $4.1 million to an unconsolidated joint venture in which the Company holds a 25% interest.

In connection with the sale of a building in the Philadelphia reportable segment in June 2019 the Company repaid a $35.9 million 4.84% mortgage loan due 2033 encumbering the property and, consequently, recognized a loss of $7.6 million on early extinguishment of debt, which is reported in discontinued operations.

In addition to the sale of land parcels described above, the Company also received gross proceeds of $5.5 million from the sale of non-depreciable assets in Tempe, Arizona included in Company’s Other reportable segment in the third quarter of 2019, as well as $4.0 million from the sale of non-depreciable assets in Camden, New Jersey included in the Company’s Philadelphia reportable segment during the nine months ended September 30, 2019.  Including the above-described sales of land and other non-depreciable assets, the Company recognized gains on sales of non-depreciable assets of $7.0 million and $12.9 million during the three and nine months ended September 30, 2019, respectively.

In addition to the transactions described above, during the three and nine months ended September 30, 2019, a subsidiary of the Company entered into an agreement with an entity affiliated with an employee of the Company, pursuant to which the Company waived its rights to purchase and develop a particular land parcel in Company’s Philadelphia reportable segment in consideration for reimbursement of a portion of the infrastructure costs totaling $3.2 million previously incurred by the Company.

Note 6: Segment Information

The Company owns and operates industrial properties nationally and owns and operates certain non-core office properties in a focused group of office markets. Additionally, the Company owns certain assets in the United Kingdom. At September 30, 2019, the Company's reportable segments were based on the Company's method of internal reporting and were as follows:

•	Carolinas/Richmond;

•	Chicago/Minneapolis;

•	Cincinnati/Columbus/Indianapolis;

•	Dallas

•	Florida;

•	Houston;

•	Lehigh/Central PA;

•	Philadelphia;

•	Southern California; and

•	United Kingdom.

Certain other segments are aggregated into an "Other" category which includes the reportable segments: Arizona; Atlanta; DC Metro; New Jersey; and Southeastern Pennsylvania.

Comparative prior periods have been restated to reflect current segment disclosures.

The Company evaluates the performance of its reportable segments based on net operating income. Net operating income includes operating revenue from external customers, real estate taxes, amortization of lease transaction costs and other operating expenses which relate directly to the management and operation of the assets within each reportable segment.

The Company's accounting policies for the segments are the same as those used in the Company's consolidated financial statements. There are no material inter-segment transactions.

The operating information by reportable segment is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenue
Carolinas/Richmond	$20,377	$19,417	$61,129	$58,723
Chicago/Minneapolis	17,479	17,274	52,299	50,414
Cincinnati/Columbus/Indianapolis	4,792	4,245	13,822	13,613
Dallas	5,953	5,537	17,252	14,300
Florida	15,871	15,847	48,218	47,117
Houston	19,103	16,561	51,831	48,514
Lehigh/Central PA	38,878	39,188	118,588	115,799
Philadelphia	9,779	10,598	32,043	33,659
Southern California	10,510	7,914	30,660	22,226
United Kingdom	5,900	3,523	17,857	11,579
Other	22,768	32,119	69,717	97,853
Segment-level revenue	171,410	172,223	513,416	513,797

Reconciliation to total revenue
Development service fee income	257	12,956	2,099	59,132
Discontinued operations	(8,498)	(23,911)	(33,593)	(73,613)
Other	—	18	(179)	(372)
Total revenue	$163,169	$161,286	$481,743	$498,944

Net operating income
Carolinas/Richmond	$15,638	$14,620	$47,020	$43,795
Chicago/Minneapolis	10,902	10,564	33,294	31,271
Cincinnati/Columbus/Indianapolis	3,262	2,749	9,186	9,099
Dallas	4,035	3,666	11,848	9,274
Florida	11,628	11,461	35,097	33,717
Houston	12,377	9,676	32,159	28,714
Lehigh/Central PA	29,902	29,406	89,639	86,085
Philadelphia	7,876	7,947	25,583	28,211
Southern California	8,200	6,496	23,524	17,675
United Kingdom	5,421	3,234	16,131	10,662
Other	15,507	23,213	47,727	69,620
Net operating income	124,748	123,032	371,208	368,123

Reconciliation to income from continuing operations
Interest expense (1)	(26,220)	(24,670)	(78,297)	(71,331)
Development service fee income	257	12,956	2,099	59,132
Development service fee expense	(168)	(12,924)	(1,848)	(120,799)
Depreciation/amortization expense (1) (2)	(32,279)	(32,243)	(97,642)	(97,576)
Impairment charges - real estate assets	—	—	(99)	(26,000)
Gain on property dispositions	15,168	2,002	21,125	54,705
Equity in earnings of unconsolidated joint ventures	1,776	6,766	10,966	20,958
General and administrative expense (1)	(10,193)	(9,814)	(35,559)	(32,758)
Leasing cost	(3,082)	(2,610)	(9,608)	(8,189)
Other operating expenses	(3,166)	(3,169)	(8,690)	(7,467)
Discontinued operations excluding losses on impairment and debt extinguishment and gain on property dispositions	(4,951)	(14,320)	(18,553)	(39,842)
Income taxes (1) (2)	(811)	(329)	(1,635)	(1,539)
Other	(592)	196	1,389	(3,262)
Income from continuing operations	$60,487	$44,873	$154,856	$94,155

(1)	Includes activity in discontinued operations.

(2)	Excludes costs that are included in determining net operating income.

The Company's total assets by reportable segment as of September 30, 2019 and December 31, 2018 is as follows (in thousands):

	September 30, 2019	December 31, 2018
Carolinas/Richmond	$516,811	$525,041
Chicago/Minnesota	597,557	591,792
Cincinnati/Columbus/Indianapolis	134,111	131,400
Dallas	306,463	261,538
Florida	550,623	547,232
Houston	608,761	568,756
Lehigh/Central PA	1,225,016	1,210,220
Philadelphia	540,972	624,373
Southern California	766,578	660,688
United Kingdom	392,091	463,162
Other	1,062,447	1,153,518
Segment-level total assets	6,701,430	6,737,720
Corporate Other	637,302	196,674
Total assets	$7,338,732	$6,934,394

Note 7: Impairment or Disposal of Long-Lived Assets

In 2017, the Company initiated a strategic shift whereby it adopted a plan to divest of its remaining suburban office properties. In the third quarter of 2018, the Company updated its strategy whereby it adopted a plan to divest of all of its remaining office properties. The Company determined that the strategic shift would have a major effect on its operations and financial results. As such, properties sold or those that meet the criteria to be classified as held for sale within the corporate strategy were classified within discontinued operations. Consistent with the held for sale criteria these properties are expected to be sold within one year. As a result of the classification within discontinued operations, the in-service assets and liabilities of this portfolio are required to be presented as held for sale for all prior periods presented in our Consolidated Balance Sheets. Operating results pertaining to these properties were reclassified to discontinued operations for all prior periods presented in our Consolidated Statements of Comprehensive Income.

The following table illustrates the number of sold or held for sale properties included in, or excluded from, discontinued operations:

	Held for sale as of September 30, 2019	Sold during the nine months ended September 30, 2019	Sold during the year ended December 31, 2018	Total
Properties included in discontinued operations	9	13	37	59
Properties included in continuing operations	1	1	2	4
Properties sold or classified as held for sale	10	14	39	63

In addition, there were three land parcels comprising 74.4 acres included as held for sale as of September 30, 2019.

The properties held for sale with operating results in discontinued operations as of September 30, 2019 were located in the following reportable segments: one property in Chicago/Minneapolis, six properties in Philadelphia and two properties in the United Kingdom.

A summary of the results of operations for the properties classified as discontinued operations is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues	$8,498	$23,911	$33,593	$73,613
Operating expenses	(3,117)	(5,329)	(10,903)	(17,276)
Depreciation and amortization	—	(2,666)	(2,129)	(11,138)
Impairment charges - real estate assets	(7,190)	—	(21,482)	—
Interest and other income (expense)	4	(31)	(57)	(132)
Income taxes	(5)	(28)	(298)	(83)
Loss on debt extinguishment	—	—	(7,618)	—
Interest expense	(429)	(1,537)	(1,653)	(5,142)
Gain on property dispositions	44,428	94,878	116,452	184,689
Income from discontinued operations	42,189	109,198	105,905	224,531
Noncontrolling interest - operating partnership	(916)	(2,544)	(2,404)	(5,232)
Noncontrolling interest - consolidated joint venture	—	(224)	(186)	(412)
Income from discontinued operations available to common shareholders	$41,273	$106,430	$103,315	$218,887

Interest expense has been allocated to discontinued operations. The allocation of interest expense to discontinued operations was based on the ratio of net assets sold and held for sale included in discontinued operations to the sum of total net assets plus consolidated debt.

Capital expenditures on a cash basis related to properties within discontinued operations were $0.1 million and $3.6 million, respectively, for the three and nine months ended September 30, 2019, and $10.8 million and $38.3 million, respectively, for the three and nine months ended September 30, 2018.

Assets Held for Sale

As of September 30, 2019, 10 properties were classified as held for sale, of which nine properties met the criteria to be classified within discontinued operations and one property was classified within continuing operations. In addition, there were three land parcels comprising 74.4 acres included as held for sale as of September 30, 2019.

The following table illustrates aggregate balance sheet information for all held for sale properties (in thousands):

	September 30, 2019			December 31, 2018
	Included in Continuing Operations	Included in Discontinued Operations	Total	Included in Continuing Operations	Included in Discontinued Operations	Total
Land and land improvements	$613	$19,210	$19,823	$1,301	$113,080	$114,381
Buildings and improvements	8,541	174,595	183,136	5,638	384,737	390,375
Development in progress	—	10,108	10,108	—	9,597	9,597
Land held for development	19,420	—	19,420	26,253	—	26,253
Accumulated depreciation	(3,745)	(21,592)	(25,337)	(1,546)	(70,242)	(71,788)
Deferred financing and leasing costs, net	717	7,910	8,627	58	13,697	13,755
Other assets	756	9,971	10,727	164	19,470	19,634
Total assets held for sale	$26,302	$200,202	$226,504	$31,868	$470,339	$502,207

Total liabilities held for sale	$419	$15,520	$15,939	$141	$20,990	$21,131

Impairment Charges - Real Estate Assets

The Company recorded $7.2 million and $21.6 million of impairment charges during the three and nine months ended September 30, 2019, respectively. These impairment charges were primarily related to an office building in the Company's DC Metro segment that was sold in the three months ended September 30, 2019 and is primarily included in discontinued operations in the Company's Consolidated Statements of Comprehensive Income.

The Company determined these impairments based on third party offer prices which are Level 2 according to the fair value hierarchy established in ASC 820.

The Company recorded a $26.0 million impairment charge during the nine months ended September 30, 2018. This charge related to the Camden Waterfront project located in Camden, New Jersey and reported in the Company's Philadelphia reportable segment. The Company determined this impairment based on quoted offer prices on comparable properties, which is a Level 3 fair value calculation.

The Company has applied reasonable estimates and judgments in evaluating each of its properties and land held for development and has determined that there are no additional valuation adjustments necessary at September 30, 2019. Should external or internal circumstances change requiring the need to shorten the holding periods or adjust the estimated future cash flows of the Company’s assets, the Company could be required to record additional impairment charges in the future.

Note 8: Noncontrolling Interests of the Trust

Noncontrolling interests in the accompanying financial statements represent the interests of the common and preferred units in the Operating Partnership not held by the Trust. In addition, noncontrolling interests include third-party ownership interests in consolidated joint venture investments.

Common units

The common units of the Operating Partnership not held by the Trust outstanding as of September 30, 2019 have the same economic characteristics as common shares of the Trust. The 3.5 million outstanding common units of the Operating Partnership not held by the Trust share proportionately in the net income or loss and in any distributions of the Operating Partnership. The common units of the Operating Partnership not held by the Trust are redeemable at any time at the option of the holder. The Trust, as the sole general partner of the Operating Partnership, may at its option elect to settle the redemption in cash or through the exchange on a one-for-one basis with unregistered common shares of the Trust. The market value of the 3.5 million outstanding common units based on the closing price of the common shares of the Trust at September 30, 2019 was $179.3 million.

Note 9: Limited Partners' Equity and Noncontrolling Interest of the Operating Partnership

Limited partners' equity in the accompanying financial statements represents the interests of the common and preferred units in the Operating Partnership not held by the Trust. The Operating Partnership's noncontrolling interest includes third-party ownership interests in consolidated joint venture investments.

Common units

The common units outstanding have the same economic characteristics as common shares of the Trust. The 3.5 million outstanding common units as of September 30, 2019 not held by the Trust are the limited partners' equity - common units held by persons and entities other than the Trust. The common units of the Operating Partnership not held by the Trust are redeemable at any time at the option of the holder. The Trust, as the sole general partner of the Operating Partnership, may at its option elect to settle the redemption in cash or through the exchange on a one-for-one basis with unregistered common shares of the Trust. The market value of the 3.5 million outstanding common units based on the closing price of the common shares of the Trust at September 30, 2019 was $179.3 million.

Note 10: Noncontrolling Interest - Operating Partnership/Limited Partners' Equity - Preferred Units

As of September 30, 2019, the Company had outstanding the following cumulative preferred units of the Operating Partnership:

ISSUE	AMOUNT	UNITS	LIQUIDATION PREFERENCE	DIVIDEND RATE
	(in 000’s)
Series I-2	$5,337	213	$25	6.25%

The preferred units are putable at the holder's option at any time and are callable at the Operating Partnership's option after a stated period of time for cash. During the nine months ended September 30, 2019, 88,000 preferred units were redeemed for $2.2 million.

Note 11: Indebtedness

In January 2019, the Company issued $350 million of 4.375% senior unsecured notes due 2029. The net proceeds from this issuance were used to repay borrowings under the Company's unsecured credit facilities and for general corporate purposes.

Note 12: Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, provides guidance on the fair value measurement of a financial asset or liability. Inputs used to develop fair value are classified in one of three categories: Level 1 inputs (quoted prices (unadjusted) in active markets for identical assets or liabilities), Level 2 inputs (inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly) and Level 3 inputs (unobservable inputs for the asset or liability).

The following disclosure of estimated fair value was determined by management using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the following estimates are not necessarily indicative of the amounts the Company could have realized on disposition of the financial instruments at December 31, 2018 and September 30, 2019. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The carrying value of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued interest, dividend and distributions payable and other liabilities are reasonable estimates of fair value because of the short-term nature of these instruments. The carrying value of the outstanding amounts under the Company's credit facilities is a reasonable estimate of fair value because interest rates float at a rate based on LIBOR.

The Company determines the fair value of its interest rate swaps by using the standard methodology of netting discounted future fixed cash payments with the discounted expected variable cash receipts. These variable cash receipts of interest rate swaps are based on expectations of future LIBOR interest rates (forward curves) estimated by observing market LIBOR interest rate curves. This is a Level 2 fair value calculation. Also, credit valuation adjustments are factored into the fair value calculations to account for potential nonperformance risk. These credit valuation adjustments were concluded to not be significant inputs for the fair value calculations for the periods presented. See Note 14 - Derivative Instruments.

The Company used a discounted cash flow model to determine the estimated fair value of its debt as of December 31, 2018 and September 30, 2019. This is a Level 3 fair value calculation. The inputs used in preparing the discounted cash flow model include actual maturity dates and scheduled cash flows as well as estimates for market value discount rates. The Company updates the discounted cash flow model on a quarterly basis to reflect any changes in the Company's debt holdings and changes to discount rate assumptions.

The following summarizes the fair value of the Company's mortgage loans and unsecured notes as of December 31, 2018 and September 30, 2019 (in thousands):

	Mortgage Loans		Unsecured Notes
	Carrying Value	Fair Value	Carrying Value	Fair Value
As of December 31, 2018	$395,202	$397,167	$2,285,698	$2,295,699
As of September 30, 2019	$297,326	$304,689	$2,633,941	$2,821,931

Note 13: Unconsolidated Joint Ventures

Liberty Property 18th & Arch LP and Liberty Property 18th & Arch Hotel, LP

On June 30, 2014, the Company entered into two joint ventures for the purpose of developing and owning the Comcast Technology Center (the “Project”) located in Philadelphia, Pennsylvania as part of a mixed-use development. The 60-story building includes 1.3 million square feet of leasable office space (the “Office”), which is substantially complete and fully occupied by Comcast Corporation, and a 219-room Four Seasons Hotel (the “Hotel”), which is substantially complete and opened to the public in August 2019. Costs for the development of the Project, exclusive of tenant-funded interior improvements, are anticipated to be approximately $968 million. As of September 30, 2019, the Company's investment in the project was $193.7 million and is reflected in investments in and advances to unconsolidated joint ventures in the Company's consolidated balance sheet. These joint ventures are part of the Company's Philadelphia reportable segment.

The two joint ventures engaged the Company as the developer of the Project pursuant to a Development Agreement by which the Company agreed, in consideration for a development fee, to be responsible for all aspects of the development of the Project and to guarantee the timely lien-free completion of construction of the Project as well as the payment, subject to certain exceptions, of any cost overruns incurred in the development of the Project. To mitigate its risk, the Company entered into guaranteed maximum price contracts (the "GMP Contracts") with a third party contractor (the "General Contractor") to construct the Project. The Company has been notified by the General Contractor that the General Contractor has incurred cost overruns comprised of amounts owed to third-party subcontractors and internal general condition costs of the General Contractor in connection with completing the Project in excess of the guaranteed maximum price payable to the General Contractor under the GMP Contracts, which guaranteed maximum price has been previously adjusted pursuant to accepted change orders. Notwithstanding the GMP Contracts, the General Contractor has generally refused to fund the cost overruns owed to third-party subcontractors, and the Company has funded, and may continue to fund, subcontractor cost overruns in compliance with its obligations under its development cost guarantee to the joint ventures. Accordingly, in periods prior to 2019, the Company accrued $69.3 million relating primarily to cost overruns that it estimated were probable of being funded to third-party subcontractors under its development cost guarantees to the joint ventures. As of September 30, 2019 and December 31, 2018, the Company's remaining accrual was $29.6 million and $67.3 million, respectively (including, in each case, estimated retainage of approximately $24 million payable to subcontractors), which accruals are included in other liabilities in the accompanying consolidated balance sheets and are reflective of amounts cumulatively funded by the Company as of those dates. The Company is accounting for the development of the Project on a variable basis as a percentage of costs incurred under the development contract. The Company recognized a loss of $61.8 million for the nine months ended September 30, 2018 in development service fee income, net of development service fee expense and other related expenses. There was no loss or gain recognized related to the Project during the three months ended September 30, 2018 or the three and nine months ended September 30, 2019. The Company intends to pursue all remedies to recover from the General Contractor any amounts expended by the Company or the joint ventures in excess of their contractual obligations.

In addition to the costs to comply with the Company's obligations under its development cost guarantee, other claims related to the development of the Project have been asserted by the General Contractor and certain subcontractors. Should disputes with respect to these asserted claims proceed, the Company expects that it would assert claims against the General Contractor, both with respect to the claims as to which the above-described accrual has been made, as well as with respect to the additional claims described in this paragraph. There can be no assurances that amounts incurred, including as a result of such claims, will not exceed the above estimates. The Company is not able to reasonably estimate the amount of additional costs, if any, that it may incur as a result of such claims, and accordingly any potential exposure of the Company for such claims is not included within the accrual described above. Similarly, the Company is not able to reasonably estimate the amount, if any, that the Company may recover with respect to any claims it may assert against the General Contractor. If the Company were to incur additional expenses in connection with its development cost guarantee or in connection with such claims, such amounts would be accrued when they are determined to be probable of being incurred and are reasonably estimable, and could be material to the Company's results of operations in future periods. If the Company were to subsequently recover any of the cost overruns initially funded by the Company, whether pursuant to any such claims asserted by the Company or otherwise, such recoveries would be recorded when and if realized in future periods.

Liberty Washington, LP

During the three months ended September 30, 2019, the Company concluded that a property owned by this joint venture and held for sale had an indicator of impairment resulting from a decline in the Washington, DC market fundamentals. The joint venture recognized impairment charges of $10.3 million and $26.7 million for the three and nine months ended September 30, 2019, respectively. The Company's share of these impairment charges were $2.6 million and $6.7 million, respectively, for the same periods. The impairment charges are related to the Company's DC Metro reportable segment and the Company's share is included in equity in earnings of unconsolidated joint ventures in the accompanying consolidated statements of comprehensive income.

The Company determined these impairments based on estimated future discounted cash flows. This is a Level 3 fair value calculation.

Cambridge Medipark Ltd

During the three and nine months ended September 30, 2019, Cambridge Medipark, Ltd (a joint venture in which the Company holds a 50% interest) recognized gains on the sale of land leasehold interests. The Company's share of these gains was $112,000 and $1.1 million for the three and nine months ended September 30, 2019, respectively, compared to $1.2 million and $5.0 million, respectively, for the same periods in 2018.

Note 14: Derivative Instruments

The Company borrows funds at a combination of fixed and variable rates. Borrowings under the Company's revolving credit facility and certain bank mortgage loans bear interest at variable rates. Other long-term debt typically bears interest at fixed rates. The Company's interest rate risk management objectives are to limit generally the impact of interest rate changes on earnings and cash flows and to lower the Company's overall borrowing costs. To achieve these objectives, from time to time, the Company enters into interest rate hedge contracts such as collars, swaps, caps and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. The Company generally does not hold or issue these derivative contracts for trading or speculative purposes.

Interest rate swaps involve the receipt of variable-rate amounts from a counterparty in exchange for making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. The changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive loss and noncontrolling interest (for the Trust) and general partner's equity and limited partners’ equity - common units (for the Operating Partnership) and is subsequently reclassified into interest expense in the period that the hedged forecasted transaction affects earnings.

The Company determines the fair value of its interest rate swaps by netting discounted future fixed cash payments with the discounted expected variable cash receipts. These variable cash receipts of interest rate swaps are based on expectations of future LIBOR interest rates (forward curves) estimated by observing market LIBOR interest rate curves. This is a Level 2 fair value calculation. Also, credit valuation adjustments are factored into the fair value calculations to account for potential nonperformance risk. These credit valuation adjustments were concluded to be not significant inputs for the fair value calculations for the periods presented.

The Company holds an interest in two interest rate swap contracts (“Swaps”) that eliminate the impact of changes in interest rates on the payments required under variable rate mortgages. The Swaps had aggregate notional amounts of $65.1 million and $66.8 million at September 30, 2019 and December 31, 2018, respectively, and expire in 2020.

In addition, in late 2018, in anticipation of conducting the offering of senior notes described in Note 11, the Operating Partnership entered into two interest rate lock agreements tied to the U.S. treasury rate for an aggregate notional amount of $200 million. An interest rate lock is a tool used to manage interest-rate risk by effectively securing interest rates on federal government securities as of the agreement date. One agreement had a notional amount of $100 million and was settled in 2018 for $2.4 million. The second agreement had a notional amount of $100 million and was settled in 2019 for $3.3 million. The interest rate lock agreements qualified as cash flow hedges with respect to the senior notes offering and, as such, the settlements of $5.7 million are being amortized into interest expense over the respective term of the notes.

The Company accounts for the changes in the fair value of a derivative in accumulated other comprehensive loss and subsequently reclassifies amounts to earnings over the term that the hedged transaction affects earnings.

The following table presents the location in the financial statements of the gains or losses recognized related to the Company’s cash flow hedges for the three and nine months ended September 30, 2019 and 2018 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Amount of gain related to the effective portion recognized in other comprehensive (loss) income	$13	$69	$424	$619
Total Amount of Interest Expense Presented in the Consolidated Statements of Comprehensive Income	25,791	23,133	76,644	66,189

The following table presents the fair value of the Company’s derivative financial instruments as well as their classification on the accompanying consolidated balance sheets as of September 30, 2019 and December 31, 2018 (amounts in thousands):

	Derivatives
		Fair Value at:
	Balance Sheet Location	September 30, 2019	December 31, 2018
Derivatives designated as hedging instruments:
Interest Rate Swaps	Other Liabilities	$345	$677
Interest Rate Treasury Locks	Other Liabilities	—	3,972
Total		$345	$4,649

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s debt. The Company estimates that $0.5 million will be reclassified from accumulated other comprehensive loss as an increase to interest expense over the next 12 months.

The Company has agreements with its derivative counterparties that contain a provision whereby if the Company defaults on any of its indebtedness, including defaults where repayment of the indebtedness has not been accelerated by the lender, then the Company could also be declared in default on its derivative obligations. If the Company were to breach any of the contractual provisions of the derivative contracts, it would be required to settle its obligations under the agreements at their termination value including accrued interest, which totaled approximately $0.3 million as of September 30, 2019.

Note 15: Commitments and Contingencies

Environmental Matters

Substantially all of the Company's properties and land were subject to Phase I Environmental Assessments and when appropriate Phase II Environmental Assessments (collectively, the “Environmental Assessments”) obtained in contemplation of their acquisition by the Company or obtained by predecessor owners prior to the sale of the property or land to the Company. The Environmental Assessments did not reveal, nor is the Company aware of, any non-compliance with environmental laws, environmental liability or other environmental claim that the Company believes would likely have a material adverse effect on the Company.

Legal Matters

From time to time, the Company is a party to a variety of legal proceedings, claims and assessments arising in the normal course of business. As of September 30, 2019 there were no legal proceedings, claims or assessments that the Company expects to have a material adverse effect on the Company. However, see Note 13 for discussion of Comcast Technology Center.

Other

As of September 30, 2019, the Company had letter of credit obligations of $8.9 million.

As of September 30, 2019, the Company had 22 buildings under development. These buildings are expected to contain, when completed, a total of 4.7 million square feet of leasable space and represent an anticipated aggregate investment of $463.9 million. At September 30, 2019, development in progress totaled $323.8 million. In addition, as of September 30, 2019, the Company had invested $3.2 million in deferred leasing costs related to these development buildings.

The Company is also currently developing three properties for its unconsolidated joint ventures which represent an anticipated aggregate investment by the joint ventures of $35.6 million.

As of September 30, 2019, the Company was committed to the following:

•	$20.3 million in improvements on certain buildings and land parcels;

•	$53.1 million in future land acquisitions which it expects to complete during the year ending December 31, 2019;

•	up to $19.5 million of tenant improvements not yet completed; and

•	infrastructure improvements of approximately $1.0 million.

The Company maintains cash and cash equivalents at financial institutions. The combined account balances at each institution typically exceed FDIC insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company believes the risk is not significant.

Two unconsolidated joint ventures in which the Company holds an interest have engaged the Company as the developer of the Comcast Technology Center (the “Project") pursuant to a Development Agreement by which the Company agrees, in consideration for a development fee, to be responsible for all aspects of the development of the Project and to guarantee the timely lien-free completion of construction of the Project as well as the payment, subject to certain exceptions, of any cost overruns incurred in the development of the Project. See Note 13 for details on the commitments and contingencies associated with the Project.

Note 16: Supplemental Disclosure to Consolidated Statements of Cash Flows

The following are supplemental disclosures to the consolidated statements of cash flows for the nine months ended September 30, 2019 and 2018 (amounts in thousands):

	2019	2018
Write-off of fully depreciated/amortized property and deferred costs - properties included in continuing operations	$2,218	$7,197
Write-off of fully depreciated/amortized property and deferred costs - properties included in discontinued operations	$—	$11,789
Write-off of depreciated property and deferred costs due to sale/demolition - properties included in continuing operations	$1,642	$20,273
Write-off of depreciated property and deferred costs due to sale and related debt repayment - properties included in discontinued operations	$51,455	$99,072
Changes in accrued development capital expenditures - properties included in continuing operations	$(4,436)	$12,361
Changes in accrued development capital expenditures - properties included in discontinued operations	$—	$(4,628)
Unrealized (loss) gain on cash flow hedge	$(1,887)	$493
Capitalized equity-based compensation	$915	$727

Amounts paid in cash for deferred leasing costs incurred in connection with signed leases with tenants are paid in conjunction with improving (acquiring) property, plant and equipment. Such costs are not contained within net real estate. However, they are integral to the completion of a tenant lease and ultimately are related to the improvement and thus the value of the Company’s property, plant and equipment. They are therefore included in investing activities in the Company’s consolidated statements of cash flows.

The following is a reconciliation of the Company's cash and cash equivalents and restricted cash at the beginning and end of the nine months ended September 30, 2019 and 2018 (amounts in thousands):

	2019	2018
Cash and cash equivalents at beginning of period	$84,923	$11,882
Restricted cash at beginning of period	10,899	13,803
Cash and cash equivalents and restricted cash at beginning of period	$95,822	$25,685

Cash and cash equivalents at end of period	$514,882	$17,770
Restricted cash at end of period	14,006	13,371
Cash and cash equivalents and restricted cash at end of period	$528,888	$31,141

Restricted cash includes tenant security deposits and escrow funds that the Company maintains pursuant to certain mortgage loans. Restricted cash also includes the undistributed proceeds from the sale of land in Kent County, United Kingdom.

Note 17: Subsequent Events

Prepayment of Senior Notes

On October 12, 2019, the Company prepaid the Operating Partnership's $350 million 4.75% unsecured notes due in October 2020. The Company incurred a loss on early extinguishment of debt of approximately $9.0 million.

Proposed Merger with Prologis, Inc.

On October 27, 2019, the Trust, Leaf Holdco Company Trust, a Maryland real estate investment trust and wholly owned subsidiary of the Trust (“New Liberty Holdco”), and the Operating Partnership (collectively with the Trust and New Liberty Holdco, the “Company Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prologis, Inc., a Maryland corporation (“Prologis”), Lambda REIT Acquisition LLC, a Maryland limited liability company and wholly owned subsidiary of Prologis (“Prologis Merger Sub”), Prologis, L.P., a Delaware limited partnership (“Prologis OP”), and Lambda OP Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Prologis OP (“Prologis OP Merger Sub” and, together with Prologis, Prologis Merger Sub and Prologis OP, the “Prologis Parties”).

The Merger Agreement provides that upon the terms and subject to the conditions set forth in the Merger Agreement, (i) a newly created indirect wholly owned subsidiary of New Liberty Holdco will merge with and into the Trust (the “Company Merger”) with the Trust continuing as the surviving entity and as an indirect wholly owned subsidiary of New Liberty Holdco; (ii) thereafter, New Liberty Holdco will merge with and into Prologis Merger Sub (the “Topco Merger” and together with the Company Merger, the “Company Mergers”), with Prologis Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Prologis; (iii) immediately after the Topco Merger, Prologis will cause all of the outstanding equity interests in the Prologis Merger Sub to be contributed to Prologis OP in exchange for the issuance by Prologis OP of partnership interests in Prologis OP to other subsidiaries of Prologis; and (iv) thereafter, Prologis OP Merger Sub will merge with and into the Operating Partnership, with the Operating Partnership continuing as the surviving entity and a wholly owned subsidiary of Prologis OP (the “Partnership Merger” and together with the Company Merger and the Topco Merger, the “Mergers”).

Under the terms of the Merger Agreement, shareholders of the Trust and holders of common units in the Operating Partnership will receive 0.675 shares of Prologis common stock and limited partnership interests in Prologis OP, respectively, for each common share of the Trust or common unit in the Operating Partnership that they own.

The board of trustees of the Trust and the board of directors of Prologis have both unanimously approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement. The transaction, which is currently expected to close in the first quarter of 2020, is subject to the approval of the Trust’s shareholders and other customary closing conditions.